Salomon Brothers All Cap Value Fund
Salomon Brothers Balanced Fund
Salomon Brothers Cash Management Fund
Salomon Brothers High Yield Bond Fund
Salomon Brothers Institutional Money Market Fund
Salomon Brothers Large Cap Growth Fund
Salomon Brothers New York Municipal Money Market Fund
Salomon Brothers Short/Intermediate U.S. Government Fund
Salomon Brothers Small Cap Growth Fund
Salomon Brothers Strategic Bond Fund

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEFA 14A dated
September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEF 14A dated
September 2, 2005 filed on September 2, 2005.
(Accession No. 0001193125-05-179260)


Salomon Brothers All Cap Value Fund
Salomon Brothers Balanced Fund
Salomon Brothers Cash Management Fund
Salomon Brothers High Yield Bond Fund
Salomon Brothers Large Cap Growth Fund
Salomon Brothers New York Municipal Money Market Fund
Salomon Brothers Small Cap Growth Fund
Salomon Brothers Strategic Bond Fund
Sub-Item 77C
Registrant incorporates by reference Registrant's 497 Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234707)


Salomon Brothers Short/Intermediate U.S. Government Fund
Sub-Item 77C
Registrant incorporates by reference Registrant's 497 Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234715)


Salomon Brothers Institutional Money Market Fund
Sub-Item 77C
Registrant incorporates by reference Registrant's 497 Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234698)

Sub-Item 77C (Results of a Special Meeting of Shareholders)
On October 21, November 15, November 29 and December 19, 2005,
 Special Meetings of Shareholders
were held for the following purposes:
1) to approve new management agreements,
2) in the case of the Strategic Bond Fund, to approve a new subadvisory agreement and
3) to elect Directors. The following table provides the number of votes cast for, against or withheld,as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meetings of Shareholders.

Approval of New Management Agreements:

Fund Name
Votes For
Votes Against
Abstentions
Broker Non-Votes

All Cap Value Fund
829,406.853
103.000
546.000
47,517.000


Balanced Fund
3,155,075.172
125,650.297
283,012.636
847,505.000

Cash Management Fund
12,268,614.040
210,435.280
1,141,375.890
2,015,877.000

High Yield Bond Fund
193,622,574.130
865,961.893
1,694,034.116
27,845,503.000

Institutional Money Market Fund
36,115,383.070
0
1,613,807.000
0

Large Growth Fund
301,308.533
8,169.411
16,210.031
113,860.000

New York Municipal Money Market Fund
32,587,775.460
4,180,958.060
2,599,523.850
73,760.000

Short/Intermediate U.S. Government Fund
3,730,221.915
221,904.207
377,355.636
1,188,556.000

Small Cap Growth Fund
13,120,602.373
401,911.164
636,035.430
2,235,712.648

Strategic Bond Fund
6,805,282.642
212,484.826
372,952.391
2,223,182.000

Approval of New Subadvisory Agreement:

Fund Name
Votes For
Votes Against
Abstentions
Broker Non-Votes

Strategic Bond Fund
6,785,568.007
225,090.225
380,061.627
2,223,182.000


Election of Directors(a)

Nominees
Vote For
Authority Withheld
Abstentions

Carol L. Colman
333,005,471.418
11,819,810.360
0

Daniel P. Cronin
332,988,032.216
11,837,249.562
0

Leslie H. Gelb
332,954,894.454
11,870,387.454
0

R. Jay Gerken
333,013,966.865
11,811,314.913
0

William R. Hutchinson
332,994,482.453
11,830,499.325
0

Riordan Roett
333,004,128.259
11,821,153.519
0
Jeswald W. Salacuse
333,002,846.422
11,822,435.356
0

(a) Directors are elected by the shareholders of all of the series' of the Salomon Brothers Series Funds
Inc. of which the each Fund is a series.